SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (date of earliest event reported):
                                December 29, 2000

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

         1-13817                                           11-2908692
 (Commission File Number)                   (IRS Employer Identification Number)


             777 Post Oak Boulevard, Suite 800, Houston, Texas 77056
              (Address of Principal Executive Offices and Zip Code)

                                 (713) 621-7911
              (Registrant's Telephone Number, Including Area Code)


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ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT.

          Boots & Coots International Well Control, Inc. entered into a Seventh Amendment to Loan Agreement dated as of December 29, 2000, by and among the Registrant, the financial institutions from time to time a party to the Loan Agreement, and Specialty Finance Fund I, LLC, a Delaware limited liability company. Pursuant to the Seventh Amendment to the Loan Agreement, the Registrant converted $8,487,300 of debt owed to Specialty Finance Fund I, LLC into 89,117 shares of its Series H Cumulative Convertible Preferred Stock, $0.00001 par value per share. The shares of Series H Cumulative Convertible Preferred Stock are convertible into between 3,564,680 and 11,882,267 shares of the Registrant's common stock, as specified in the Certificate of Designation of Rights and Preferences of the Series H Cumulative Convertible Preferred Stock. In addition, Specialty Finance Fund I, LLC, holds a warrant to purchase 8,729,985 shares of common stock of the Registrant and holds 147,058 shares of common stock of the Registrant. Based on 31,625,166 shares of common stock of the Registrant outstanding as of December 29, 2000, Specialty Finance Fund I, LLC, beneficially owns an aggregate of between 28.23% and 39.6% of the issued and outstanding shares of common stock of the Registrant. Tracy S. Turner, an affiliate of Specialty Finance Fund I, LLC, was recently added to the board of directors of the Registrant.

ITEM  7.  FINANCIAL  STAEMENTS  AND  EXHIBITS

          (c)     EXHIBITS

          99.1 Seventh Amendment to Loan Agreement, dated as of December 29, 2000 by and between Boots & Coots International Well Control, Inc. and Specialty Finance Fund 1, LLC.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Boots & Coots International Well Control, Inc. (Registrant)

Date:  January 12, 2001           By:  /s/  Larry H. Ramming
                                     -------------------------------------
                                  Larry H. Ramming
                                  Chief Executive Officer


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